Exhibit 5.1

Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, MA 02199-7613 troutman.com

January 13, 2026

Velo3D, Inc.

2710 Lakeview Court

Fremont, California 94538

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Velo3D, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the resale by the selling stockholder named in the Prospectus (the “Selling Stockholder”) of 3,098,438 shares (the “Registered Securities”) of the Company’s common stock, par value $0.00001 per share. The Registered Securities are described in the Registration Statement and may be sold from time to time by the Selling Stockholder.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with this opinion, we have reviewed the corporate proceedings taken by the Company with respect to the issue and sale, and registration of the resale of, the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other documents, as we have deemed necessary or appropriate in connection herewith, including, but not limited to, the Company’s Certificate of Incorporation, as amended, and the Company’s Second Amended and Restated Bylaws. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon a certificate of an officer of the Company, and have assumed, without independent inquiry, the accuracy of that certificate.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on the original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, except that we make no such assumption with respect to the Company.

January 13, 2026 Page 2

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

Based upon the foregoing, we are of the opinion that, as of the date hereof, the Registered Securities have been duly authorized and are validly issued, fully paid, and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Troutman Pepper Locke LLP